UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2010

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On May 26, 2010, the Board of Directors ("Board") of the Federal Home Loan Bank of Topeka ("Bank") adopted an amendment to the Bank’s Capital Plan ("Plan") regarding the Repurchase and Exchange of Excess Stock. The Plan defines the rights of the holders of the Bank’s Class A Common Stock and Class B Common Stock. Pursuant to the Federal Home Loan Bank Act, the Bank cannot implement any amendment to its Plan without the approval of the Federal Housing Finance Agency ("Finance Agency"). On September 1, 2010, the Bank received approval of the amendment from the Finance Agency.

The Bank’s Plan permits the Bank to establish an Excess Stock Repurchase program and to develop a regular Exchange program to Exchange Class B Common Stock for Class A Common Stock, which assist the Bank in managing its capital levels. The amendments revise the provisions governing the Repurchase and Exchange of Excess Stock from requiring that the Bank Repurchase or Exchange Excess Stock on a pro rata basis to permit the Bank to Repurchase or Exchange Excess Stock based on an objective formula consistently applied to all Members. The amendments will permit the Bank to establish a threshold for how much Excess Stock a Member may hold and will permit the Bank to Repurchase or Exchange Excess Stock above that threshold amount.

The Bank’s Plan, as amended, is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

4.1 Federal Home Loan Bank of Topeka Capital Plan, as amended effective September 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

September 7, 2010	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Federal Home Loan Bank of Topeka Capital Plan, as amended effective September 1, 2010.